                                                                     EXHIBIT 3.3

                       RESTATED ARTICLES OF INCORPORATION
                      OF SYNERGY SEMICONDUCTOR CORPORATION
                            A CALIFORNIA CORPORATION


          The undersigned, Thomas D. Mino and Edward M. Leonard, hereby certify that:

          ONE: They are the duly elected and acting President and Secretary, respectively, of said corporation.

          TWO: The Articles of Incorporation of said corporation shall be restated to read in full as follows:

                                   ARTICLE I

          The name of this corporation is Synergy Semiconductor Corporation.

                                   ARTICLE II

          The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                  ARTICLE III

          The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                   ARTICLE IV

          (A) CLASSES OF STOCK.  This corporation is authorized to issue two
              ----------------
classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that the corporation is authorized to issue is Fifty-Five Million (55,000,000) shares. Fifty Million (50,000,000) shares shall be Common Stock and Five Million (5,000,000) shares shall be Preferred Stock.

          (B) RIGHTS, PREFERENCES AND RESTRICTIONS OF PREFERRED STOCK.  The
              -------------------------------------------------------
Preferred Stock authorized by these Restated Articles of Incorporation may be issued from time to time in series. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights that have been or may be granted to the Preferred Stock or any series thereof in any Certificate of Determination or the corporation's Articles of Incorporation ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without
                                          ---- -----
limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors also is authorized to increase or decrease the number of shares of any series prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

          (C)  COMMON STOCK.
               ------------

          1.  DIVIDEND RIGHTS.  Subject to the prior rights of holders of all
              ---------------
classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

          2.  LIQUIDATION RIGHTS.  Subject to the prior rights of holders of all
              ------------------
classes of stock at the time outstanding having prior rights as to liquidation, upon the liquidation, dissolution or winding up of the corporation, the assets of the corporation shall be distributed to the holders of the Common Stock.

          3.  REDEMPTION.  The Common Stock is not redeemable.
              ----------

          4.  VOTING RIGHTS.  The holder of each share of Common Stock shall
              -------------
have the right to one vote, and shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                   ARTICLE V

          The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by
Section 317 of the California Corporations Code, subject only to applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.


                                  ARTICLE VI

          Effective when this corporation becomes a listed corporation within the meaning of Section 301.5 of the Corporations Code, shareholders of this corporation shall not be entitled to cumulate their votes at any election of directors of this corporation.

          THREE: The foregoing restatement of Articles of Incorporation has been duly approved by the Board of Directors of said corporation.

          FOUR: The foregoing restatement was approved by the required vote of shareholders in accordance with Sections 902 and 903 of the California Corporations Code. The total number of outstanding shares of each class entitled to vote with respect to the foregoing restatement was __________________ shares of Common Stock. There are no shares of undesignated Preferred Stock outstanding. The number of shares voting in favor of the restatement equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of the Common Stock.

          IN WITNESS WHEREOF, the undersigned have executed this certificate on __________, 1996.

                              --------------------------------------------
                              Thomas D. Mino, President


                              --------------------------------------------
                              Edward M. Leonard, Secretary

          The undersigned certifies under penalty of perjury that they have read the foregoing Restated Articles of Incorporation and know the contents thereof, and that the statements therein are true.

          Executed at Santa Clara, California, on __________, 1996.


                              --------------------------------------------
                              Thomas D. Mino


                              --------------------------------------------
                              Edward M. Leonard